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Connecting enthusiasts. Building communities. Creating economic opportunity for all on the world’s largest sustainable marketplace. Investor Presentation June 2022

© 2022 eBay. All rights reserved. 2 I. Business, Strategy, and Capital Allocation • Our Purpose & Strategy • Our Scale & Market Opportunity • Recent Performance • Capital Allocation II. Board and Corporate Governance Practices • Board Composition, Tenure, and Refreshment • Active Risk Oversight • Commitment to Governance Best Practices III. Executive Compensation • Compensation Program Overview • Compensation Design Enhancements for 2022 IV. Human Capital, DE&I, and Global Impact • Workforce Culture & Employee Engagement • Diversity, Equity & Inclusion Update • Impact Update Table of Contents

Business, Strategy & Capital Allocation

© 2022 eBay. All rights reserved. Note: Enthusiast Buyers and GMV contribution as of 12/31/21. 4 Our Purpose & Strategy We Connect People & Build Communities to Create Economic Opportunity for All Our unique scale, best in class margins, relentless focus on supporting the environment and the communities that we serve, and long track record of success, make eBay one of the world’s most trusted and sustainable marketplaces. • Simplified our portfolio to focus on our core marketplace, improve our already robust margin profile, and generate tremendous value for shareholders • Built a world - class leadership team with a vision for the future and uncompromising focus on customer centricity • Pivoted our growth strategy to focus on categories where we’re uniquely positioned to win, prioritizing non - new - in - season inventory, which makes up ~90% of our GMV and represents the largest / fastest - growing portion of our $1.1T TAM in our top 3 markets alone (US, UK, DE) • Expanded our suite of first - party ad products, Promoted Listings, which keep traffic on eBay, enable sellers to grow their businesses, and offer a better customer experience • Migrated to a proprietary Managed Payments platform, which reduces transactional friction for sellers and buyers, and enables new financial services offerings • Focus Categories are returning to market rates of growth as our investments in trust, user experience, and marketing are driving higher customer satisfaction rates • Focus Categories make up roughly 20% of GMV as we have expanded our coverage and capabilities in recent quarters • Our 19M Enthusiast buyers account for more than 70% of GMV, and are spending more than $3,000 annually across an average of 9 product categories over 30+ purchase days • Sellers are benefiting from sitewide innovation, including modernized storefronts and a simpler listing experience • Advertising eclipsed $ 1 B in revenue in 2021 and is on track to reach $ 2 B by 2025 , driven by optimization of established products and growing contributions from new ad products • Payments reached our annual run - rate targets of $2B of revenue and $500M of operating income in Q4, while new initiatives are on track to deliver another $300M by 2024 Our Tech - Led Reimagination The Strategy is Working

© 2022 eBay. All rights reserved. 5 Our Scale & Market Opportunity eBay Key Metrics as of FY’21 $10.4 Billion Total Revenue $87.4 Billion Gross Merchandise Volume 33.4% Non - GAAP Operating Margin $4.02 Non - GAAP Earnings per Share 1.5B+ Listings Across 190+ Global Markets 147M Active Buyers $1.1T Total TAM Note: Active Buyers & Enthusiasts are trailing 12 - month measures as of 12/31/21; all other figures are FY’21 annuals. TAM estimates include Top 3 markets (US, UK, DE). Non - NIS = Non - New - In - Season. Total TAM = NNIS + Branded New - In - Season. 19M Enthusiasts $575B Non - NIS TAM $10B+ of GMV In Each of Our Top 5 Categories

Q4 20 Q1 21 © 2022 eBay. All rights reserved. 6 GMV (millions) & Y/Y Growth (FXN) Revenue (millions) & Y/Y Growth (FXN) In Q1’22, GMV, Revenue, and Non - GAAP EPS each met or beat FactSet consensus. GMV grew +7% vs. Q1’19 on an FX - neutral basis. Revenue ( - 5% Y/Y FXN) grew ~12 points faster than volume. Non - GAAP operating margin was 32.4%. Non - GAAP EPS was $1.05, or - 2% Y/Y compared to record Q1’21 EPS. Recent Performance Non - GAAP EPS & Y/Y Growth EBAY TSR Performance Since 2019 $0.85 $1.08 $0.99 $0.90 $1.05 $1.05 Q2 21 Q3 21 Q4 21 Q1 22 Note: GMV = Gross Merchandise Volume under current definition. GMV & Revenue growth shown on FX - neutral basis; EPS shown as reported. TSR = Total Shareholder Return (incl. dividends) as of 5/27/22. 24% (2%) 9% 36% 61% (0%) 2,478 2,638 2,668 2,501 2,613 2,483 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 11% 42% 5% 30% 10% (5%) 23,130 24,127 22,587 19,925 20,726 19,409 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 28% 21% (11%) (12%) (11)% (17)% +68%

© 2022 eBay. All rights reserved. 7 Capital Allocation Tenets Portfolio Divestitures Created over $20B in Value* Our balanced approach to capital allocation enables us to invest in strategic initiatives, maintain our best - in - class margins, and deliver significant returns to shareholders. Our 2020 - 21 portfolio divestitures yielded over $20B in value and we’ve returned over $24B to shareholders since 2018. Thoughtful Capital Allocation 2018 2019 2020 2021 2022 YTD *Deal values as of closing date; include value of cash and retained equity. StubHub deal closed in February 2020; eBay Classified Group closed in June 2021; sale of eBay Korea assets closed in November 2021. Preserve financial flexibility to execute on our strategy and drive long - term shareholder value Prioritize investments in organic growth while balancing profitability Evaluate inorganic investments in a disciplined manner alongside organic opportunities using our build / buy / partner framework Optimize our access to debt and cost of capital, and look to return excess capital to shareholders through repurchases and dividends Share Repurchases & Dividends ($B) $13.3B $4.1B $3.0B $4.5 $5.0 $5.1 $7.0 $1.3 $0.5 $0.4 $0.5 $0.1 Shares Repurchased Dividends $24.4B Since 2018

Board & Corporate Governance Practices

Director Experience & Skill Sets Board Refreshment Process Highly Skilled and Independent Board of Directors • The Board regularly reviews the skills, professional experience, background, age, and diversity of its members to ensure the Board is positioned to provide oversight on the Company’s business and strategy and to represent shareholders’ interests. • The Board and each committee perform an annual self - assessment to evaluate effectiveness. • Directors have complementary experiences, backgrounds and skill sets which contribute to strong Board dynamics and effective strategic oversight of management, including: 8 of 9 Director Nominees are Independent Product, Marketing & Media Strategy Management E - Commerce/Retail Policy Leadership Transactions/M&A Investment/Finance Technology Industry Entrepreneurship 9 © 2022 eBay. All rights reserved.

Experienced Board with Robust Leadership



Paul Pressler
Operating Advisor, Clayton, Dubilier & Rice
Director Since 2015
Chair of the Board



Adriane Brown
Managing Partner, Flying Fish Ventures
Director Since 2017
Chair Comp. & HC Committee



Logan Green
CEO & Co-Founder, Lyft
Director Since 2016



E. Carol Hayles
Former CFO, CIT Group Inc.
Director Since 2020
Chair Audit Committee



Jamie Iannone
President & Chief Executive Officer, eBay
Director Since 2020



Kathleen Mitic
Co-CEO & Co-Founder, SomethingElse
Director Since 2011
Chair Gov. & Nom. Committee



Mohak Shroff
SVP & Head of Engineering, LinkedIn
Director Since 2020



Robert Swan
Operating Partner, Andreessen Horowitz
Director Since 2015
Chair Risk Committee



Perry Traquina
Former Chairman & CEO, Wellington
Director Since 2015



Anthony Bates
CEO, Genesys
Director Since 2015
Departing After 2022 Annual Meeting



Bonnie Hammer
Vice Chairman, NBC Universal
Director Since 2015
Departing After 2022 Annual Meeting



Diana Farrell
Former CEO, JP Morgan Chase Institute
Director Since 2017
Departing After 2022 Annual Meeting



Matt Murphy
President & CEO, Marvell Technology
Director Since 2019
Departing After 2022 Annual Meeting

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© 2022 eBay. All rights reserved.

© 2022 eBay. All rights reserved. 11 31% 61% 8% < 4 years 4 - 8 years > 8 years Board Succession, Refreshment, and Diversity 92% added since start of 2015 38% are women 23% identify as a minority average age 50 - 65 years 56 31% 61% 8% <50 years >65 years 75% of Committee Chairs are women • Following thoughtful succession planning, Paul Pressler assumed the role of Chair of the Board in 2020 and brought fresh perspective to the role. • Carol Hayles and Mohak Shroff, who bring extensive finance and technology skills, respectively, and enhance gender and racial diversity, joined the Board in September 2020 . • Three of four committees are chaired by women: Katie Mitic, Corporate Governance & Nominating Committee; Adriane Brown, Compensation Committee; and Carol Hayles, Audit Committee. • The Board proactively evaluates opportunities to diversify its membership . We thank directors Bates, Farrell, Hammer and Murphy for their leadership and look forward to recruiting at least one new member later this year . Recent Board Updates Board Diversity

• Assists the Board in its oversight of the Enterprise Risk Management program for key risks such as information security and regulatory compliance (including privacy, anti - money laundering, and foreign assets control) • Reviews current risk ratings and action plans to mitigate those risks Active Risk Oversight • Responsible for the risk management framework and ensuring the supporting processes as implemented by management are adequate and functioning as designed • Direct oversight of major risks, including CEO succession planning, strategic and competitive, and operational planning and business execution • Determines risk oversight responsibilities of its committees Full Board • Oversight of financial risks, including credit, market, liquidity, and investment policy risk • Oversight of ethics and compliance program and responsibility for review of related party transactions • Promotes appropriate level of risk taking by management through the design and administration of our compensation programs • Oversight of human capital management, including DE&I, talent development, and pay equity • Influences culture of the board and tone from the top through Board composition recommendations • Oversight of eBay sustainability initiatives, including eBay Impact Management is responsible for the day - to - day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Risk Committee Audit Committee Compensation & Human Capital Committee CG&N Committee 12 © 2022 eBay. All rights reserved.

Strong Board independence (8 of 9 director nominees are independent) Regular Board Refreshment Declassified Board with all members standing for election annually Majority vote standard for uncontested director elections Stockholder right to call a special meeting (lowered threshold from 25% to 20% in 2019) Stockholder proxy access Strong stockholder engagement practices Separate Board Chair and CEO roles Independent Board Chair Active oversight of business strategy, risk, and ESG (incl. engagement with and oversight of management in response to COVID - 19) Simple majority vote standard for bylaw/charter amendments and transactions Clawback policy Robust stock ownership requirements for our executive officers and directors Anti - hedging and anti - pledging policies • We have a robust stockholder outreach program that seeks stockholder feedback on our corporate governance practices and our executive compensation program; these discussions directly inform the Board’s decisions. • Since January 2021, we have offered to meet on ESG matters with nearly 50 investors representing more than 50% of our outstanding shares, which resulted in approximately 25 conference calls with investors representing more than 25% of our outstanding shares. • We are committed to being responsive to stockholders to ensure best - in - class governance and compensation practices. Commitment to Corporate Governance Best Practices 13 © 2022 eBay. All rights reserved.

Executive Compensation

Emphasize pay - for - performance Majority of compensation is performance - based Multiple performance measures, caps on incentive payments, and overlapping long - term performance periods for PBRSU awards Meaningful stock ownership requirements for executive officers Maintain a clawback policy Engage an independent compensation consultant Prohibit hedging and pledging by executive officers and directors Limited perquisites to executive officers Align compensation with our business objectives, performance, and stockholder interests Motivate executive officers to enhance short - term results and long - term stockholder value Position us competitively among the companies against which we recruit and compete for talent Enable us to attract, reward, and retain executive officers and other key employees who contribute to our long - term success Compensation Program Aligned with Business Goals and Culture Our compensation program is heavily performance and equity - based and aligns management with stockholders. Pay practices align with and support… …the goals of our executive pay program 15 © 2022 eBay. All rights reserved. 1 2 3 4

Rigorous Goal and Target Setting Process 16 © 2022 eBay. All rights reserved. Performance - Based Compensation Program Drives Long - Term Stockholder Returns • In the first quarter of the year, the Compensation Committee approves Company performance measures based on business criteria and target levels of performance for annual bonus program and multi - year performance - based restricted stock unit awards (PBRSUs). • Targets are set based primarily on the Company’s Board - approved budget for the year for the annual bonus. For the 2021 PBRSUs, targets were set using information on approved budget for 1st year and projections of future performance for 2nd year to determine 2 - year performance goals. • For 2021, we selected financial metrics and targets that the Compensation and Human Capital Committee believes incentivize our management team to achieve our strategic objectives and drive eBay’s financial performance and long - term stock performance. • 2021 financial metrics include FX - neutral revenue, non - GAAP operating margin dollars, return on invested capital, and non - GAAP net income.

2021 Executive Compensation Program Components Base Salary Reflects the scope of executives’ roles and responsibilities, and compensates for expected day - to - day performance Performance - Based Compensation Program Drives Long - Term Stockholder Returns Time - based Restricted Stock Units (RSUs) Promote retention since executives must remain with the Company in order to enjoy the growth in equity value Long - term Equity Incentives RSU and PBRSU programs which align executive incentives with the long - term interests of our stockholders Annual Cash Incentive (eIP) Aligns executive compensation with annual Company and individual performance, and motivates executives to enhance annual results Performance - based Restricted Stock Units (PBRSUs) Hold executives accountable for the long - term performance of the Company and time - based vesting at the end of the performance period focuses the executive on stock performance Performance - based Incentives Included our Annual Cash Incentive and PBRSUs which hold executives accountable for achieving performance targets 17 © 2022 eBay. All rights reserved.

Plan Performance Metrics Committee Rationale Annual Cash Incentive • FX - neutral revenue (threshold) • Non - GAAP net income • Individual Performance • A minimum revenue threshold must be met before any incentive is paid • Non - GAAP net income is directly affected by management decisions and provides the most widely followed measure of financial performance PBRSUs • FX - neutral revenue • Non - GAAP operating margin dollars • ROIC (modifier) • Key drivers of our long - term success and stockholder value, and directly affected by management decisions • Incentivizes profitable growth and efficient use of capital 2021 2022 2023 2024 March 15, 2023 50% vesting for NEOs except CEO / CFO 18 © 2022 eBay. All rights reserved. March 15, 2024 100% vesting for CEO / CFO 50% vesting for all other NEOs 2021 - 2022 PBRSUs Annual cash incentive and PBRSU awards are determined based on metrics that correlate with financial performance over one and multi - year performance periods. Annual & Long - Term Plan Metrics Correlated to Sustained Performance Timeline

Plan Performance Metrics Committee Rationale Annual Cash Incentive • Added Customer Satisfaction • Reward focus on customer and key revenue - generating initiatives kicker PBRSUs • Added 3 - year Relative Total • Extend performance period to three years Shareholder Return (rTSR) modifier • Add performance metric focused on rTSR that measures eBay’s relative (+/ - 15%) percentile rank against S&P 500 (rTSR modifier capped at 100% if absolute • Adjusted existing ROIC modifier to RSR is negative) +/ - 15% • Modified performance periods for core financial measures from a 2 - year period to a series of three 1 - year periods to better align with annual financial planning Performance Options • Payments and Ads • Incentivize management to realize growth opportunities in payments and revenue ads over 3 - year performance period • Maintain performance - based equity split of 60% of target equity value with 40% delivered in PBRSUs and 20% in performance options Compensation Design Enhancements for 2022 2022 2023 2024 2025 Performance - based with annual time - based vesting over 3 years 2022 - 2024 Performance - Based RSUs For 2022, we implemented significant enhancements to our short and long - term incentive programs while incorporating stockholder feedback. The following metrics were added to our existing executive compensation program: 2022 - 2024 Performance - Based Options 19 © 2022 eBay. All rights reserved. March 15, 2025 – 100% PBRSU vesting

Human Capital Diversity, Equity & Inclusion Global Impact

Management Accessibility & Engagement 21 © 2022 eBay. All rights reserved. Focus on Workforce Culture Includes Board Oversight • eBay’s practice of CEO and senior leader engagement with employees continues, with frequent All - Hands meetings on Zoom while most employees are working from home • Continual learning sessions with initiative and business leaders • Revamped executive leadership program and executive coaching to support leadership pipeline • Continued to invest in programs supporting employee learning at scale, supporting teams to collaborate and work effectively, and continued mentorship circles • Ongoing Leading with Integrity program to all Directors+ that ensures teams are discussing ethics topics each quarter • Strong culture of 360 feedback, professional development with opportunities for stretch assignments, leader and instructor - led training and self - directed learning • Robust succession planning at most senior level • Oversight of key development programs, such as People program accomplishment review, as well as Ethics programs • Annual human capital management review with Chief People Officer and increasing cadence of engagement by Compensation and Human Capital Committee • Participation in employee “All Hands” meetings, including International Women’s Day and Conscious Inclusion program Culture & Employee Engagement CEO, Management and the Board are intently focused on building a culture of leadership, development, and excellence at eBay Learning & Development Board Connection

Diversity, Equity & Inclusion (DE&I) is Strategic and Comprehensive 22 © 2022 eBay. All rights reserved. Be for everyone We remain committed to becoming a richly diverse, truly equitable and fearlessly inclusive place to work, grow, buy, and sell. • Published our sixth Global Diversity, Equity & Inclusion report. As of December 31, 2021, women comprise 41% of our global workforce and underrepresented minorities (Black, Hispanic/Latinx, Other) comprise 14% of our U.S. workforce. • We have pivoted our holistic DE&I strategy to be outcome focused . The four strategic outcomes of DE&I are increase representation, cultivate a sense of belonging, engage our communities and allies and build inclusive technology . BU specific DE&I strategic plans are being enhanced to align with the four strategic outcomes of DE&I to maximize effectiveness . Intentional focus on hiring at leadership levels delivered a 5 % increase in women at Director and above levels . • We continue to expand our DE&I education suite which includes self - service, experiential and immersive learning experiences. Topics include practicing empathy building being vulnerable and generating psychological safety, anti - ‘isms, how to be an ally, etc. Launched Words Matter campaign to provide engaging suggestions of words to use and definitions of DE&I related words/phrases. • Piloted mentorship programs in Core Tech and Core Product which are being scaled to service the entire organization. • Formed two new communities of inclusion focused on the multi - ethnic ethnic community and caregiver community. • Designing and company - wide governance model to ensure that BU specific progress ladders up to deliver company - wide objectives. • Expanded external partnerships globally to widen candidate pipeline. Investing in communities and partnerships to drive more inclusive entrepreneurship with a lens on dismantling institutional and systemic structures of racial inequities. • We are committed to pay parity and completed a global study of our gender pay equity for the sixth consecutive year in April 2022, reviewing the total compensation of women and men, including salary, bonus and annual stock award value, in the same job in the same location. • U.S.: Women earn 99.9% of what men earn in terms of total compensation • Global: Women earn 100% of what men earn in terms of total compensation • To achieve consistent pay parity globally, we will keep providing training sessions for recruiters and senior leaders. We’ll also share data - driven insights to those recruiters and leaders to guide compensation decisions and reviews for new hires, transfers and promoted employees. Diversity & Inclusion Gender Pay Equity

Impact Team Governance Economic Empowerment eBay for Charity • Guided by the Chief Sustainability Officer and eBay’s Impact team, ESG is integrated into our business, with oversight from the Corporate Governance and Nominating Committee. • The Impact team works across the organization to help our business groups and functions prioritize ESG as part of the Company’s strategy. • We established a cross - functional and global ESG Council of senior leaders to further integrate sustainability into our business, sponsored by our CEO. Impact Update Enabling everyone to participate in – and benefit from – global commerce • 2025 GOAL: Achieve a higher percentage of growth among eBay sellers in less - advantaged communities as compared with average economic growth nationwide by 2025. • 2020 PROGRESS: From 2011 to 2019, the number of eBay’s commercial sellers in less - advantaged communities grew 22% compared to a 1.3% decrease in the overall number of business enterprises in those communities. Supporting your favorite causes when you buy and sell • 2025 GOAL : $ 600 million in charity funds raised from 2021 - 2025 • 2020 PROGRESS : Raised $ 123 million in charity funds – cumulative total reaches over $ 1 . 1 billion raised . On Track On Track 23 © 2022 eBay. All rights reserved. In 2019, we set our second iteration of eBay Impact goals that align with how eBay does business ( see ebayinc.com/impact ). Our targets consider and help advance the UN Sustainable Development Goals. eBay named to DJ World & North America Sustainability Indices in 2021 eBay achieved an A - rating on our 2021 CDP response

Impact Update

eBay Foundation

Empowering aspiring entrepreneurs and building vibrant and sustainable communities

- **2025 GOAL:** Increase the rate of employee participation in eBay Foundation programs year over year and through Foundation support of nonprofits, 300,000 businesses will be created or strengthened by 2025.
- **2021 PROGRESS:** In 2021, more than one-third of our employee workforce, approximately 36%, participated in one or more eBay Foundation programs. In 2022, we will report the number of businesses we have created or strengthened through our nonprofit partnerships in 2021.

On Track

Circular Commerce

Giving products the chance to have many lives and serve many people

- **2025 GOAL:** From 2021 to 2025, create $20 billion in positive economic impacts, avoid 7 million metric tons of carbon emissions and avoid 230,000 metric tons of waste through selling pre-owned and refurbished on eBay.
- **2021 PROGRESS:** Created $4.2 billion in positive economic impact. Avoided 1.5 million metric tons of carbon. Avoided 47,000 metric tons of waste.

On Track

Trusted Marketplace

- **ONGOING:** Data Privacy & Cybersecurity – Global Information Security maintains our high safety and security standards; Risk Committee oversees privacy, security, and cybersecurity risks.

On Track

Sustainable Commerce

Behaving responsibly, ethically, and sustainably in all areas of our business

- **ONGOING GOAL:** We became carbon neutral by the end of 2021 and will continue every year going forward.
- **2025 GOAL:** 100% renewable energy in our electricity supply at eBay-controlled data centers and offices.
  - In 2021, 90 percent of our electricity came from renewable sources.
- **2030 GOAL:** Reduce absolute scope 1 and scope 2 GHG emissions 90% by 2030 from a 2019 base year. Reduce absolute scope 3 emissions from downstream transportation and distribution by 20% within same period (Science-Based Target set in Oct '21).
- **2021 PROGRESS:** Scope 1 and 2 emissions decreased 26% from 2019. Scope 3 emissions decreased 7% from 2019.

On Track

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